                                                                 EXHIBIT 4.1



                       APPLIED DIGITAL SOLUTIONS, INC.

                     1999 EMPLOYEES STOCK PURCHASE PLAN

                      (AS AMENDED THROUGH JUNE 8, 2002)





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                             APPLIED DIGITAL SOLUTIONS, INC.
                            1999 EMPLOYEES STOCK PURCHASE PLAN
                            (AS AMENDED THROUGH JUNE 8, 2002)
                            ---------------------------------


                                    TABLE OF CONTENTS
                                    -----------------


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                                                                                     Page
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1. NAME AND PURPOSE.....................................................................1

         1.1. Name......................................................................1
         1.2. Purpose and Construction..................................................1


2. DEFINITION OF TERMS..................................................................1

         2.1. General Definitions.......................................................1
                  2.1.1. Board..........................................................1
                  2.1.2. Code...........................................................1
                  2.1.3. Company........................................................1
                  2.1.4. Committee......................................................1
                  2.1.5. Common Stock...................................................1
                  2.1.6. Compensation...................................................2
                  2.1.7. Effective Date.................................................2
                  2.1.8. Employee.......................................................2
                  2.1.9. Eligible Employee..............................................2
                  2.1.10. Employer......................................................2
                  2.1.11. Entry Date....................................................2
                  2.1.12. Exercise Date.................................................2
                  2.1.13. Fair Market Value.............................................3
                  2.1.14. Offering......................................................3
                  2.1.15. Offering Date.................................................3
                  2.1.16. Offering Period...............................................3
                  2.1.17. Option........................................................3
                  2.1.18. Parent........................................................3
                  2.1.19. Participant...................................................3
                  2.1.20. Plan..........................................................3
                  2.1.21. Share.........................................................3
                  2.1.22. Subsidiary....................................................4
                  2.1.23. Termination Date..............................................4
                  2.1.24. Participation Agreement.......................................4
         2.2. Other Definitions.........................................................4


3. SHARES TO BE OFFERED.................................................................4

         3.1. Number of Shares..........................................................4
         3.2. Reusage...................................................................4
         3.3. Adjustments...............................................................4



                                            i

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4. ADMINISTRATION.......................................................................5

         4.1. Committee.................................................................5
         4.2. Authority.................................................................5
         4.3. Determination.............................................................5
         4.4. Delegation................................................................5


5. AMENDMENT AND TERMINATION............................................................5

         5.1. Power of Board............................................................5
         5.2. Limitation................................................................6
         5.3. Term......................................................................6
         5.4. Termination...............................................................6
         5.5. Effect....................................................................6


6. OFFERINGS............................................................................6

         6.1. Offerings.................................................................6
         6.2. Terms of Offering.........................................................6


7. GRANTS, PARTICIPATION AND WITHDRAWAL.................................................7

         7.1. Grant of Options..........................................................7
         7.2. Options Not Transferable..................................................8
         7.3. Election to Participate...................................................8
         7.4. Method of Payment and Stock Purchase Accounts.............................8
         7.5. Withdrawal from the Plan..................................................8


8. PURCHASE OF STOCK....................................................................8

         8.1. Exercise of Option........................................................8
         8.2. Allotment of Shares.......................................................9
         8.3. Rights on Retirement, Death or Termination of Employment..................9
         8.4. Delivery of Stock.........................................................9


9. MISCELLANEOUS PROVISIONS.............................................................9

         9.1. Underscored References....................................................9
         9.2. Number and Gender........................................................10
         9.3. Governing Law............................................................10
         9.4. Purchase for Investment..................................................10
         9.5. Restricted Shares........................................................10
         9.6. No Employment Contract...................................................10
         9.7. Offset...................................................................10
         9.8. No Effect on Other Benefits..............................................10
         9.9. Notice to Company........................................................10



                                           ii

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                       APPLIED DIGITAL SOLUTIONS, INC.
                     1999 EMPLOYEES STOCK PURCHASE PLAN
                      (AS AMENDED THROUGH JUNE 8, 2002)
                      ---------------------------------


1.       NAME AND PURPOSE.
         ----------------

         1.1.     Name.
                  ----

                  The name of this Plan is the "Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan".

         1.2.     Purpose and Construction.
                  ------------------------

                  The Company has established this Plan to encourage and facilitate the purchase of its Common Stock by Eligible Employees. This Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. Consequently, the provisions of this Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code. Any term or provision of this Plan which is inconsistent with the requirements of Section 423 of the Code shall be inapplicable.

2.       DEFINITION OF TERMS.
         -------------------

         2.1.     General Definitions.
                  -------------------

                  The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

                  2.1.1. Board.
                         -----

                  The Board of Directors of the Company.

                  2.1.2. Code.
                         ----

                           The internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

                  2.1.3. Company.
                         -------

                           Applied Digital Solutions, Inc.

                  2.1.4. Committee.
                         ---------

                           The Committee described in Section 4.1.

                  2.1.5. Common Stock.
                         ------------

                           The Company's $.001 par value common stock.

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                  2.1.6. Compensation.
                         ------------

                           The gross salary and wages earned by an Employee for services rendered to an Employer plus any other remuneration so earned as the Committee shall determine.

                  2.1.7. Effective Date.
                         --------------

                           The date the Plan is approved by the shareholders of the Company which must occur within one year before or after approval by the Board. Any Offerings made prior to the approval by the shareholders of the Company and Options granted under such Offerings shall be void if such approval is not obtained.

                  2.1.8. Employee.
                         --------

                           A person employed by the Employer.

                  2.1.9. Eligible Employee.
                         -----------------

                           With respect to each Offering, an Employee who is eligible to be granted an Option under the terms of such Offering. Notwithstanding the foregoing, with respect to any Offering, all Employees must be Eligible Employees except Employees who may be excluded under Section 423(b)(4) of the Code. Unless otherwise determined by the Committee, eligibility for an Offering shall be determined as of the Offering Date. For purposes of determining an Employee's eligibility under the Plan, the Committee shall have the right to determine that employment for an entity which is acquired by an Employer or whose assets are acquired by an Employer is employment by the Employer.

                  2.1.10. Employer.
                          --------

                           With respect to each Offering, the Company and all of its Parents and Subsidiaries whose Employees are eligible to be granted Options to purchase Common Stock in such Offering.

                  2.1.11. Entry Date.
                          ----------

                           The Offering Date and any other dates selected by the Committee as of which an Eligible Employee may become a Participant.

                  2.1.12. Exercise Date.
                          -------------

                           Each date on which an Option is exercised.

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                  2.1.13. Fair Market Value.
                          -----------------

                           The closing price of Shares on the NASDAQ on a given date or in the absence of sales on a given date, the closing price on the NASDAQ on the last day on which a sale occurred prior to such date.

                  2.1.14. Offering.
                          --------

                           An offering consisting of grants of Options to
purchase Shares under the Plan.

                  2.1.15. Offering Date.
                          -------------

                           Each date selected by the Committee for the initial granting of Options to purchase Shares in an Offering.

                  2.1.16. Offering Period.
                          ---------------

                           With respect to each Offering, the period beginning on the Offering Date and ending on the Termination Date.

                  2.1.17. Option.
                          ------

                           An option granted under the Plan to purchase
Shares.

                  2.1.18. Parent.
                          ------

                           Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.1.19. Participant.
                          -----------

                           An Eligible Employee who has elected to
participate in the Plan.

                  2.1.20. Plan.
                          ----

                           The Applied Digital Solutions, Inc. 1999 Employee Stock Purchase Plan and all amendments and supplements to it.

                  2.1.21. Share.
                          -----

                           A share of Common Stock.

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                  2.1.22. Subsidiary.
                          ----------

                           Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.1.23. Termination Date.
                          ----------------

                           The date on which an Offering expires.

                  2.1.24. Participation Agreement.
                          -----------------------

                           The written agreement pursuant to which an Eligible Employee becomes a Participant and elects such matters provided for in the Plan and as the Committee shall determine from time to time.

         2.2.     Other Definitions.
                  -----------------

                  In addition to the above definitions, certain words and phrases used in the Plan and in any Offering may be defined in other portions of the Plan or in such Offering.

3.       SHARES TO BE OFFERED.
         --------------------

         3.1. Number of Shares.
              ----------------

                  The number of Shares for which Options may be granted under the Plan shall be 9,000,000 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

         3.2. Reusage.
              -------

                  If an Option expires or is terminated, surrendered or canceled without having been fully exercised, the Shares covered by such Option which were not purchased shall again be available for use under the Plan.

         3.3. Adjustments.
              -----------

                  If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the class of stock and number of shares of such class available for Options, the class of stock and maximum number of shares of such class that may be purchased in the current Offering Period, and the price per share, as applicable, shall be appropriately adjusted by the Committee.

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4.       ADMINISTRATION.
         --------------

         4.1. Committee.
              ---------

                  The Plan shall be administered by the Committee. The Committee shall consist of the Board, unless the Board appoints a Committee of two or more but less than all of the Board. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee made at a meeting at which a quorum is present shall be made by a majority of its members present at the meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

         4.2. Authority.
              ---------

                  Subject to the terms of the Plan, the Committee shall have complete authority to:

                  (a) determine the terms and conditions of, and the Employers and the Eligible Employees under, each Offering, as described in Section 6;

                  (b) interpret and construe the Plan;

                  (c) prescribe, amend and rescind rules and regulations relating to the Plan;

                  (d) maintain accounts, records and ledgers relating to Options;

                  (e) maintain records concerning its decisions and proceedings;

                  (f) determine all questions relating to Options under the Plan;

                  (g) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

                  (h) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

         4.3. Determination.
              -------------

                  All determinations of the Committee shall be final.

         4.4. Delegation.
              ----------

                  The Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

5.       AMENDMENT AND TERMINATION.
         -------------------------

         5.1. Power of Board.
              --------------

                  Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

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         5.2. Limitation.
              ----------

                  The Board may not amend the Plan, without approval of the shareholders of the Company:

                  (a) in a manner which would cause the Plan to fail to meet the requirements of Section 423 of the Code; or

                  (b) in a manner which would violate applicable law or administrative regulation or rule.

         5.3. Term.
              ----

                  The Plan shall commence as of the Effective Date and, subject to the terms of the Plan including those requiring approval by the shareholders of the Company, shall continue in full force and effect until terminated.

         5.4. Termination.
              -----------

                  The Plan may be terminated at any time by the Board. The Plan shall automatically terminate when all of the Shares available for purchase under the Plan have been sold. Upon termination of the Plan, and the exercise or lapse of all outstanding Options, any balances remaining in each Participant's stock purchase account shall be refunded to him.

         5.5. Effect.
              ------

                  The amendment or termination of the Plan shall not adversely affect any Options granted prior to such amendment or termination.

6.       OFFERINGS.
         ---------

         6.1. Offerings.
              ---------

                  There may be one or more Offerings under the Plan, which shall occur at such time or times, if any, as the Committee shall determine. Offerings may run concurrently and/or consecutively. Except as otherwise provided in an Offering, all capitalized terms used in the Offering shall have the same meaning as in the Plan, and the Offering shall be subject to all of the terms and conditions of the Plan.

         6.2. Terms of Offering.
              -----------------

                  At the time each Offering is made, the Committee will determine all of the terms and conditions of the Offering, which terms and conditions shall include, but not be limited to, the following:

                  (a) The number of Shares to be offered, which in no event shall exceed the maximum number of Shares then available under the provisions of Section 3.

                  (b) The Offering Period, which in no event shall exceed the maximum period permitted under Section 423 of the Code.

                  (c) The price per Share for which Common Stock will be sold to Participants who exercise Options, which price shall not be less than the lower of the following:

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                      (i) 85% of the Fair Market Value on the date upon which
                  the Option was granted; or

                      (ii) 85% of the Fair Market Value on the Exercise Date
                  upon which the Option is exercised.

Notwithstanding the foregoing, in no event shall the price per Share be less than the par value.

                  (d) The Employers and Eligible Employees with respect to the Offering. However, no Employee shall be granted an Option:

                      (i) if, immediately after the grant, such Employee would
                  own (within the meaning of Section 423(b)(3) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or

                      (ii) which permits his rights to purchase stock under all
                  employees stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock, determined as of the time such Option is granted, for each calendar year in which such Option is outstanding at anytime.

                  (e) The number of Entry Dates and the date of each Entry
         Date.

                  (f) The number of Exercise Dates and the date of each Exercise Date.

                  (g) The maximum number of Shares, if any, that may be purchased in the Offering Period by a Participant.

                  (h) The maximum number of Shares, if any, which may be purchased in an Offering Period by a Participant as a percentage of his Compensation.

                  (i) Whether or not interest will be paid on balances in Participant's stock purchase accounts, and, if interest is to be paid, the rate of interest or method of determining the rate of interest, and whether interest is to be used to purchase Shares or paid to the Participant.

                  (j) If, when, and the extent to which a Participant may change or cease payroll deductions during an Offering Period.

7.       GRANTS, PARTICIPATION AND WITHDRAWAL.
         ------------------------------------

         7.1. Grant of Options.
              ----------------

                  On each Offering Date, each Eligible Employee shall be granted an Option to purchase Shares in accordance with the provisions of the Plan, and, if so permitted by the terms of the Offering, on each subsequent Entry Date within an Offering Period, if any, each Eligible Employee, who was not an Eligible Employee on the Offering Date, shall be granted an Option to purchase Shares in accordance with the provisions of the Plan. An Eligible Employee becomes a Participant for the Offering Period or the remainder of the Offering Period, as the case may be, by executing and delivering to the Company a Participation Agreement.

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         7.2. Options Not Transferable.
              ------------------------

                  Each option shall not be transferable by the grantee other than by will or under the laws of descent and distribution and shall be exercisable, during his lifetime, only by him.

         7.3. Election to Participate.
              -----------------------

                  An Eligible Employee who wishes to participate in the Plan as of an Entry Date must deliver his executed Participation Agreement to the Company no later than required by the Committee.

         7.4. Method of Payment and Stock Purchase Accounts.
              ---------------------------------------------

                  Payment for Shares shall be made through payroll deductions from the Participant's Compensation, such deductions to be authorized by a Participant in the Participation Agreement, by separate cash payments which may be made by a Participant from time to time, if permitted by the Committee, and if permitted, in accordance with rules and limitations set by the Committee, and, with the consent of the Committee, and upon such terms as it shall require, in Shares which shall be valued at Fair Market Value on the Exercise Date. A stock purchase account shall be set up on the books of the Company in the name of each Participant. The amount of all payroll deductions, separate cash payments, and tender of Shares shall be credited to the respective stock purchase accounts of the Participants on the Company's books. The funds deducted and withheld by the Company through payroll deductions, the funds received by the Company from separate cash payments, and the tendered Shares may be used by the Company for any corporate purposes as the Board shall determine, and the Company shall not be obligated to segregate said funds or Shares in any way.

         7.5. Withdrawal from the Plan.
              ------------------------

                  A Participant may not withdraw from the Plan unless permitted by the Committee and, if so permitted, only at such times and upon such conditions as the Committee shall determine.

8.       PURCHASE OF STOCK.
         -----------------

         8.1. Exercise of Option.
              ------------------

                  Unless a Participant shall have withdrawn from the Plan as provided in Section 7.5, his Option to purchase Shares will be automatically exercised for him on each Exercise Date for the number of full Shares or, in the event a custodial account described in Section 8.4 is established and such account may hold fractional shares, for the number of full and fractional Shares which the accumulated payroll deductions, separate cash payments (plus, if so permitted by the Committee pursuant to paragraph (i) of Section 6.2, interest on such cash deductions and payments) and tendered Shares as of the Exercise Date will purchase at the applicable Option price, subject to the limitations set forth in the Plan and the Offering and subject to allotment in accordance with Section 8.2. Any balance remaining in a Participant's stock purchase account after the exercise of an Option will remain in such account unless the Offering is over and there is no Offering which begins immediately after the Termination Date of the Offering or the Participant is not a Participant in such subsequent Offering.

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         8.2. Allotment of Shares.
              -------------------

                  In the event that, on any Exercise Date, the aggregate funds and Shares available for the purchase of Shares, pursuant to the provisions of Section 8.1, would purchase a greater number of Shares than the number of Shares then available for purchase under the Plan on such Exercise Date, the Company shall issue to each Participant, on a pro rata basis, such number of Shares as, when taken together with the Shares issued to all other Participants, will result in the issuance of Shares totaling no more than the number of Shares then remaining available for issuance under the Plan on such Exercise Date.

         8.3. Rights on Retirement, Death or Termination of Employment.
              --------------------------------------------------------

                  In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any Compensation due and owing to him at such time, and the amount in the Participant's stock purchase account shall be applied as of the next Exercise Date in the manner set forth in Section 8.1, as if the retirement, death or termination of employment had not occurred, unless the former Employee or, in the event of his death, the person or persons to whom his rights pass by will or the laws of the descent and distribution (including his estate during the period of administration) requests in writing prior to the Exercise Date that such amount be refunded; provided, however, if the retirement, death or termination of employment occurs more than three months prior to the next Exercise Date, such amount shall automatically be refunded. An Employee of a Subsidiary or a Parent which ceases to be a Subsidiary or a Parent shall be deemed to have terminated his employment for purposes of this Section 8.3 as of the date such corporation ceases to be a Subsidiary or a Parent, as the case may be, unless, as of such date, the Employee shall become an Employee of the Company or any Subsidiary or Parent.

         8.4. Delivery of Stock.
              -----------------

                  Unless the Committee establishes a account custodian, as described below, certificates for Shares purchased will be issued and delivered as soon as practicable. None of the rights or privileges of a shareholder of the Company shall exist with respect to Shares purchased under the Plan until the certificates representing such Shares are issued. Notwithstanding the foregoing, if so determined by the Committee, Shares acquired on the Exercise Date shall be credited to an account maintained for the benefit of the Participant by the custodian selected by the Committee. If such an arrangement is established, it will be governed by and subject to the terms and conditions of the agreement between the Company or the Committee and the custodian, and each Participant, by enrolling in the Plan, shall be deemed to have consented to such terms and conditions.

9.       MISCELLANEOUS PROVISIONS.
         ------------------------

         9.1. Underscored References.
              ----------------------

                  The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

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         9.2. Number and Gender.
              -----------------

                  The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

         9.3. Governing Law.
              -------------

                  This Plan shall be construed and administered in accordance with the laws of the State of Missouri.

         9.4. Purchase for Investment.
              -----------------------

                  The Committee may require each person purchasing Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules, and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

         9.5. Restricted Shares.
              -----------------

                  Shares purchased under the Plan may be subject to restrictive agreements between an Employer and a Participant. In such case, the Employer shall have the right to include a legend reflecting any such restriction on any certificate for such Shares.

         9.6. No Employment Contract.
              ----------------------

                  The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Company, a Parent or Subsidiary to terminate the employment of any of its employees at any time.

         9.7. Offset.
              ------

                  In the event that any Participant wrongfully appropriates funds or other property of an Employer and thereby becomes indebted to such Employer, any funds or Shares in his stock purchase account may be applied against and used to satisfy such indebtedness.

         9.8. No Effect on Other Benefits.
              ---------------------------

                  The grant of Options under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

         9.9. Notice to Company.
              -----------------

                  Each Participant shall promptly give the Company prior written notice of any disposition of Shares purchased under the Plan which occurs within 2 years of the date of grant of the Option pursuant to which such Shares were purchased.